Exhibit 99.1

China Industrial Waste Management Announces Fourth Quarter and Full Year 2007 Earnings

-Revenues up by 55%, Net Income up by 94.9%Fourth Quarter of 2007
-Revenues up by 49.5%, Net Income up by 58.4% in Full Fiscal Year of 2007
-Full year fully-diluted EPS rises to $0.28 per share, up by 56% from $0.18 per share in 2006
-Company to hold a conference call at 4:30 pm EDT on April 7, 2008

**** - April 7, 2008-China Industrial Waste Management, Inc. (OTC: CIWT) today announced financial results for its fourth quarter and for the year ended December 31, 2007.

Highlights for the Fourth Quarter 2007 and the Fiscal Year 2007

-- Total revenues for the fourth quarter of 2007 were US$3.07 million, an increase of 55% from US$1.98 million for the same quarter in 2006.
-- Total revenues for the fiscal year 2007 grew by 49.5% to US$9.54 million from US$6.38 million in 2006.

-- Net income for the fourth quarter of 2007 was US$1.52 million, an increase of 94.9% from US$0.78 million for the same quarter in 2006.
-- Net income for fiscal year 2007 increased to US$3.69 million, staging a 58.4% increase from US$2.33 million in 2006.

-- Net income margin for fiscal year 2007 was 38.7%, up from 36.5% in fiscal year 2006.

-- Diluted earnings per share for 2007 were $0.28, compared to $0.18 earnings per share for 2006, up 56% year over year.

-- Net cash provided by operating activities for fiscal year 2007 were US$4.62 million, representing an increase of US$1.18 million from US$3.44 million in fiscal year 2006.

Financial Results for Fourth Quarter 2007

Total revenues were US$3.07 million for the fourth quarter of 2007, an increase of 55% from US$1.98 million for the same quarter in 2006. The increase was primarily due to increased service fees and sales of recycled products during the fourth quarter.

Costs of revenues were US$0.66 million for the fourth quarter in 2007, an increase of 78.4% from US$0.37 million for the same period in 2006. The increase resulted from higher raw material costs and higher labor costs in the fourth quarter.

Net income was US$1.5 million for the fourth quarter in 2007, up 95% from US$0.78 million for the same period in 2006.Diluted earnings per share amounted to US$0.12.

Financial Results for the Fiscal Year 2007

For the fiscal year ended December 31, 2007, CIWT reported revenues of US$9.54 million, posting a 49.5% increase year-over-year from US$6.38 million in 2006. The increase was primarily attributable to more customers and more sales from recycled products.

Costs of revenues for the fiscal year ended December 31, 2007 were US$2.78 million, an increase of 52.7% year-over-year from US$1.82million in 2006. The increase resulted from rising raw material and labor costs.

Net income for the fiscal year 2007 was US$3.69 million, representing a 58.4% increase year-over-year. Diluted earnings per share for the fiscal year 2007 amounted to US$0.28, compared with fiscal year 2006, up 56% from US$ 0.18.

As of December 31, 2007, CIWT had cash and cash equivalents of US$3.26 million, as compared to US$6.48 million as of December 31, 2006. The decrease in cash and cash equivalents was primarily due to capital expenditure on constructions during 2007.

Mr. Dong, Jinqing, CEO of CIWT, commented, “The Company’s $9.54 million revenue and $3.69 million net income provide a welcomed end to year 2007. We optimistically anticipate 2008 results as all indicators in the fourth quarter were solid.

We expect that service fees and sales of recovery products will continue to increase in 2008 as the macro economy of China and investment in environmental protection grows. We intend to enlarge our customer base through strengthened marketing and customer tailored client management in this coming year. The company expects to maintain the steady growth trend by enlarging our current capacity and having facilities under construction put into production. The company will also put emphasis on R&D to improve the recycling rate of waste to enhance increased revenue generated from this segment.

The Olympic Games will be hosted in Beijing in 2008. We expect the Games to be supportive of the healthy development of the waste management industry because of improved environmental protection consciousness of the public. We hold an optimistic anticipation that our growth will accelerate in this year and our new projects underway will also proceed as scheduled. We are confident that our profitability is sustainable and that our investors will be rewarded.”

Outlook for Fiscal Year 2008

We expect fiscal income of the Company during 2008 to continue to be derived from industrial waste treatment and disposal. We also anticipate that additional revenue streams will begin to be realized from the operation of new projects.

The emphasis on business operations during 2008 is expected to come from the following:

•	Expanded waste receiving volume from existing clients;
•	Increased collection amounts of valuable materials, and
•	Broadened customer base attributable to the waste resource foundation from expansion projects.

Financial Expectations

For the first quarter of 2008, which is traditionally the seasonally slowest quarter of the year and new projects are still in construction, the company anticipates revenue of $2.9 million, net income of $1.4 million, and diluted earnings per share of approximately $0.11, based on a total 13.22 million shares outstanding.

For the full fiscal year of 2008, the company sees revenues for the full year of 2008 reaching $22 million with net income reaching $7.8million.

About China Industrial Waste Management, Inc.:
China Industrial Waste Management, Inc. through its 90%-owned subsidiary Dalian Dongtai Industrial Waste Treatment Co., Ltd., is engaged in the collection, treatment, disposal and recycling of industrial wastes principally in Dalian, China and surrounding areas in Liaoning Province, China.  The Company provides waste disposal solutions to its more than 400 customers from facilities located in the Economic and Technology Development Zone, Dalian, PRC. Dongtai treats, disposes of and/or recycles many types of industrial wastes, and recycled waste products are used by customers as raw material to produce chemical and metallurgy products. In addition, Dongtai treats or disposes of other industrial waste through incineration, burial or water treatment, and also provides environmental protection services, technology consultation, pollution treatment services, and waste management design processing services.

Forward-Looking Statements:
This release includes "forward-looking statements." You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain such words as "may," "project," "might," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," "continue," or "pursue," or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies and our future financial results. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, our actual performance may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission: the timing and magnitude of technological advances; the prospects for future acquisitions; the effects of political, economic and social uncertainties regarding the governmental, economic and political circumstances in the People’s Republic of China, the possibility that a current customer could be acquired or otherwise be affected by a future event that would diminish their waste management requirements; the competition in the waste management industry and the impact of such competition on pricing, revenues and margins; uncertainties surrounding budget reductions or changes in funding priorities of existing government programs and the cost of attracting and retaining highly skilled personnel; our projected sales, profitability, and cash flows; our growth strategies; anticipated trends in our industries; our future financing plans; and our anticipated needs for working capital.

Forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. The Private Securities Litigation Reform Act of 1995, which provides a “safe harbor” for similar statements by certain existing public companies, does not apply to us because our stock is a “penny stock,” as defined under federal securities laws.

Contact:
For further information, contact:

Ms. Guo Xin, CFO
Tel: +86-411-8581-1229
Email: hellenguo@chinaciwt.com

Mr. Zhang Dazhi, Company Secretary
Tel: +86-411-8259-5139x812
Email: darcy.zhang@chinaciwt.com